EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Gary Powers, the President and Chief Executive Officer, and William D. Thomas , the Chief Financial Officer , Secretary and Treasurer , of Tresoro Mining Corp. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K/A for the year ended February 28, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K/A fairly presents in all material respects the financial condition and results of operations of the Company.

Date: October 29, 2012	By:	/s/ Gary Powers
Gary Powers
President, Chief Executive Officer and a Director
(Principal Executive Officer)

Date: October 29, 2012	By:	/s/ William D. Thomas
William D. Thomas
Chief Financial Officer , Secretary, Treasurer and a Director
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.